Exhibit (a)(1)(iv)

McMoRan EXPLORATION CO.

OFFER TO EXCHANGE

UP TO $74,720,000 AGGREGATE PRINCIPAL AMOUNT OF
5 1/4% CONVERTIBLE SENIOR NOTES DUE OCTOBER 6, 2011
(CUSIP NOS. 582411AE4 AND 582411AD6)
FOR AN EQUAL PRINCIPAL AMOUNT OF NEWLY ISSUED
5 1/4% CONVERTIBLE SENIOR NOTES DUE OCTOBER 6, 2012
plus accrued and unpaid interest thereon to be paid in cash

THE EXCHANGE OFFER WILL EXPIRE AT 5:00, P.M., NEW YORK CITY TIME,
ON WEDNESDAY, OCTOBER 5, 2011 (THE “EXPIRATION DATE”)
UNLESS EARLIER TERMINATED BY THE COMPANY.

NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY
TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE
EXPIRATION DATE.

To Our Clients:

We are enclosing an Exchange Offer Memorandum, dated September 8, 2011, of McMoRan Exploration Co., a Delaware corporation (the “Company”), and a related Letter of Transmittal (which, together with the Exchange Offer Memorandum, constitutes the “Exchange Offer”) relating to the offer by the Company to exchange for each $1,000 principal amount of the Company’s 5 1/4% Convertible Senior Notes due October 6, 2011 (the “Existing Notes”), an equal principal amount of newly issued 5 1/4% Convertible Senior Notes due October 6, 2012 (the “New Notes”), plus a cash payment in an amount equal to the accrued and unpaid interest on the $1,000 principal amount of Existing Notes through October 5, 2011, upon the terms and subject to the conditions set forth in the Exchange Offer Memorandum.

The Exchange Offer is conditioned upon the Company’s receipt of valid tenders, not validly withdrawn, of at least $30 million in aggregate principal amount of Existing Notes, among other conditions. Please see the section of the Exchange Offer Memorandum entitled “The Exchange Offer — Conditions of the Exchange Offer.”

We are the book-entry transfer facility participant for Existing Notes held by us for your account. A tender of such Existing Notes can be made only by us as the book-entry transfer facility participant and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Existing Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Existing Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We urge you to read carefully the Exchange Offer Memorandum and the Letter of Transmittal before completing and returning the enclosed “Instructions to Book-Entry Transfer Participant.”

If you have questions or require more copies, please contact the Exchange Agent, The Bank of New York Mellon Trust Company, N.A., at (202) 815-3687.

Very truly yours,

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO BOOK-ENTRY TRANSFER PARTICIPANT

To Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Exchange Offer Memorandum dated September 8, 2011 (the “Exchange Offer Memorandum”) of McMoRan Exploration Co., a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange for each $1,000 principal amount of the Company’s 5 1/4% Convertible Senior Notes due 2011 (the “Existing Notes”), an equal principal amount of its newly issued 5 1/4% Convertible Senior Notes due 2012 (the “New Notes”) plus a cash payment equal to the accrued and unpaid interest on the $1,000 principal amount of Existing Notes through October 5, 2011, upon the terms and subject to the conditions set forth in the Exchange Offer Memorandum. Capitalized terms used but not defined herein have the meanings ascribed to them in the Exchange Offer Memorandum.

This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned.

The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$            of Existing Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	To TENDER FOR EXCHANGE the following Existing Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF EXISTING NOTES TO BE TENDERED FOR EXCHANGE): $__________________.
☐	NOT to TENDER any Existing Notes held by you for the account of the undersigned.

SIGN HERE

Signatures of beneficial owner(s):

Signature(s)

Name(s) of beneficial owner(s):

(please print)

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date: